UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(December 6, 2021)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Director

On December 6, 2021, the Board of Directors of Sanmina Corporation (the “Company”) appointed Susan A. Johnson as a member of the Board of Directors of the Company. Ms. Johnson, 56, has served as Executive Vice President of Global Connections and Supply Chain for AT&T Communications Inc., a telecommunications service provider, since 2014. Ms. Johnson held other senior leadership positions with AT&T between 2000 and 2014, including Senior Vice President, Investor Relations, Senior Vice President, Customer Information Services and Senior Vice President, Business Development. Prior to joining AT&T, Ms. Johnson was an investment banker at Smith Barney.

Ms. Johnson will receive prorated cash and equity compensation for her service through the 2022 Annual Meeting of Stockholders in accordance with the non-employee Board member compensation arrangements previously approved by the Board.

The press release announcing Ms. Johnson’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Approval of Executive Officer Compensation Arrangements

Also on December 6, 2021, the Compensation Committee of the Board of Directors of the Company approved the Fiscal Year 2022 Corporate Bonus Plan (the “2022 Plan”). The 2022 Plan contains targets for the Company’s revenue, non-GAAP operating margin and cash flow from operations for fiscal 2022. The Company’s performance for fiscal 2022 will be measured against these targets.  Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2022 Plan. Each 2022 Plan participant’s actual incentive compensation for fiscal 2022 will be determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2022. Target individual incentive compensation payable under the 2022 Plan is expressed as a percentage of annual base salary and, for executive officers of the Company, ranges from 80% to 150%.  The Committee retains the right to terminate or amend the 2022 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

In addition, on December 6, 2021, the Compensation Committee approved the following increases in the annual base salaries of the Company’s named executive officers listed below, effective January 3, 2022:

Name of Executive Officer	Current Annual Base Salary	New Annual Base Salary
Jure Sola, Chairman and Chief Executive Officer	$1,125,000	$1,250,000
Kurt Adzema, Executive Vice President and Chief Financial Officer	$500,000	$550,000
Alan Reid, Executive Vice President, Global Human Resources	$350,000	$385,000

Retirement of Named Executive Officer

Dennis Young, Executive Vice President, Worldwide Sales of the Company, will retire from his position with the Company on December 31, 2021, but will continue to serve in an advisory capacity through April 30, 2022. In connection with this change, Mr. Young’s annual base salary will be reduced to $36,000, effective as of January 3, 2022.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on December 10, 2021

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President and Chief Financial Officer

Date: December 10, 2021

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